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                                                           EXHIBIT 12.1

                                         RATIO OF EARNINGS (DEFICIENCY) TO FIXED CHARGES)
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                                                                                                                        Nine Months
                                                                         Fiscal Years Ended March 31                      Ended
---------------------------------------------------------------------------------------------------------------------   December 31,
                                                            1991       1992         1993          1994          1995        1995
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
EARNINGS

Income from continuing operations before income taxes     $19,870     $25,037     $(15,681)     $ (1,924)     $17,210     $ 9,245
Portion of rents attributable to interest                   1,719       2,135        2,430         2,654        3,737       2,870
Interest on indebtedness                                    2,560       2,203        2,271         2,459        4,354       4,646
Amortization of debt expense                                   32          32           32            32           32          32
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      Earnings as adjusted                                $24,181     $29,407     $(10,948)     $  3,221      $25,333     $16,800
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FIXED CHARGES:

Portion of rents attributable to interest                   1,719       2,135        2,430         2,654        3,737       2,870
Interest on indebtedness                                    2,560       2,203        2,271         2,459        4,354       4,646
Amortization of debt expense                                   32          32           32            32           32          32
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      Fixed charges                                       $ 4,311     $ 4,370     $  4,733      $  5,145      $ 8,123    $  7,555
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RATIO OF EARNINGS (DEFICIENCY) TO FIXED CHARGES:             5.61        6.73       (2.31)          0.63         3.12        2.22
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